SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934






          Date of Report (Date of earliest event reported) May 7, 2003







                            PENN-AMERICA GROUP, INC.
            (Exact name of registration as specified in this charter)







         Pennsylvania                     0-22316              23-2731409
(State or other jurisdiction of       (Commission File      (I.R.S. Employer
incorporation or organization)            Number)           Identification No.)



420 S. York Road, Hatboro, Pennsylvania                   19040
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:   (215) 443-3600


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits


99.1 Presentation materials delivered by Jon Saltzman and Joe Morris at investor meetings on May 7, 2003.

Item 9.  Regulation FD Disclosure

On May 7, 2003, Jon Saltzman, President and CEO and Joseph Morris, Sr. Vice President, CFO and Treasurer of Penn-America Group, Inc. (the "Company") presented to various groups of investors in and around the Boston, Massachusetts area. The presentation materials are attached as an exhibit.



                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PENN-AMERICA GROUP, INC.



Date:  May 9, 2003
                                           BY: /s/ Joseph F. Morris
                                           Joseph F. Morris
                                           Vice President, CFO and Treasurer